Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

INVESTOR RELATIONS CONTACT:
Timothy Cope — (952) 449-7030

FOR IMMEDIATE RELEASE:
October 28, 2009

LAKES ENTERTAINMENT TO HOST CONFERENCE CALL AND WEBCAST ON THIRD QUARTER 2009 RESULTS
MINNEAPOLIS — October 28, 2009 — Lakes Entertainment, Inc. (NASDAQ: LACO) announced it will host a conference call and webcast to discuss the Company’s third quarter 2009 financial results on Thursday, November 5, 2009, at 1:00 p.m. CDT (2:00 p.m. EDT). The Company will issue financial results prior to the call.
Chairman of the Board and Chief Executive Officer Lyle Berman, and President and Chief Financial Officer Tim Cope will recap the third quarter 2009 results and provide a business update.
WHEN:
Thursday, November 5, 2009
Conference Call: 1:00 p.m. CDT (2:00 p.m. EDT)
Dial-in Number: (866) 788-0544
Passcode: 96206479
WEBCAST: To listen to a live webcast of the conference call, go to Lakes’ web site, www.lakesentertainment.com, and click on “Conference Call.”
The webcast replay will be available from 4:00 p.m. CDT, November 5, 2009, until Thursday, December 3, 2009, on the Lakes Entertainment website at www.lakesentertainment.com. Listening to the webcast requires speakers and Windows Media Player. If you do not have Media Player, download the free software at www.windowsmedia.com.
If you do not have Internet access and want to listen to an audio replay, call (888) 286-8010 and enter conference call code 16421772. The audio replay will be available beginning at 4:00 p.m. CDT on Thursday November 5, 2009, until 5:00 p.m. CDT, Thursday, November 19, 2009.

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management or financing agreements with four separate Tribes for casino operations in Michigan, California, and Oklahoma, for a total of five separate casino sites. Lakes is currently managing the Cimarron Casino for the Iowa Tribe of Oklahoma, the Four Winds Casino Resort for the Pokagon Band of Potawatomi Indians and the Red Hawk Casino for the Shingle Springs Band of Miwok Indians. Lakes is also involved in other business activities, including the development of new table games for licensing to Tribal and non-Tribal casinos.
The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for potential future financing to meet Lakes’ development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; and reliance on Lakes’ management. For more information, review the company’s filings with the Securities and Exchange.
# # #